UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 14, 2012

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2012, we received the resignation of Douglas Smith as director of the Company.

On January 18, 2012, Randall C. Stevens was appointed as a director of the Company to fill the vacancy created by the resignation of Matt Lamoreux, to hold office for the unexpired term of Mr. Lamoreux.  Also on January 18, James Pulsipher was appointed a director of the Company to fill the vacancy created by the resignation of Douglas Smith, to hold office for the unexpired term of Mr. Smith.

Mr. Stevens was the owner of Iowa Mortgage Professionals, Inc. (“IMP”) which was acquired by us on November 1, 2011, as disclosed in our report on Form 8-K filed with the Commission on November 2, 2011, as amended and filed on January 13, 2012.  Mr. Stevens, as the sole shareholder of IMP, received 1,285,714 shares of our common stock in the acquisition transaction.  Also in connection with the transaction, Mr. Stevens was appointed and currently serves as a director of United Community Mortgage Crop. (“UCMC”), our subsidiary.  UCMC also entered into a two-year employment agreement with Mr. Stevens to serve as Vice-President of UCMC and the Regional Manager for the Iowa branch formerly operated by IMC.  The agreement provides for a base salary, production overrides from additional branches introduced to us by Mr. Stevens which have at least $3,000,000 per month in originations at the time the branch is acquired by us, and a bonus equal to 25% of the net profit earned by our Iowa office during the first 12 months of the agreement in excess of $400,000 earned by the office during such period.  The employment agreement contains customary provisions included in our employment agreements.

Mr. Pulsipher was the owner of Fidelity Mortgage Company (“Fidelity”) which was acquired by us on August 8, 2011, as disclosed in our report on Form 8-K filed with the Commission on August 12, 2011, as amended and filed on October 20, 2011.  Mr. Pulsipher, as the principal shareholders of Fidelity, received 1,367,210 shares of our common stock, respectively, in the acquisition transaction.  The acquisition agreement provided of the proposed purchase of another entity controlled by Mr. Pulsipher which owned the office building in Colorado which housed the Colorado office of Fidelity.  Subsequently, the parties decided not to proceed with the proposed acquisition.  Also in connection with the transaction, Mr. Pulsipher was appointed and currently serves as a director of UCMC and UCMC entered into a two-year employment agreement with Mr. Pulsipher to serve as a regional manager and as a loan officer for the Colorado branch formerly operated by Fidelity and to manage our offices located in the States of Colorado, Utah, Wyoming, Montana, North Dakota, South Dakota, and Idaho, except for legacy branches in these states.  The agreement provides for a standard base salary for a loan officer, production overrides from additional branches introduced to us by Mr. Pulsipher which have at least $3,000,000 per month in originations at the time the branch is acquired by us, a management fee based on the loan volume generated by any new branches operated in the states managed by Mr. Pulsipher, and a bonus based on loan volume and 50% of the net profit earned by the Colorado office during the first 12 months of the agreement in excess of $500,000 earned by the office during such period.  The employment agreement contains customary provisions included in our employment agreements.  In July 2011, Mr. Pulsipher acquired 100,000 common shares and warrants to purchase 100,000 common shares for total consideration of $75,000.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Employment Agreement dated November 1, 2011, with Randall C. Stevens
Exhibit 99.2	Employment Agreement dated August 8, 2011, with James Pulsipher
Exhibit 99.3	Subscription Agreement dated July 25, 2011, with James Pulsipher
Exhibit 99.4	Warrant Agreement dated August 18, 2011, with James Pulsipher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: January 20, 2012	By	/s/ Ron Hanna
Ron Hanna, President